UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2024

GRID DYNAMICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38685	83-0632724
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5000 Executive Parkway, Suite 520

San Ramon, CA 94583

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 523-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GDYN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On November 12, 2024, Grid Dynamics Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and William Blair & Company, L.L.C., as representatives (the “Representatives”) of the underwriters (the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,750,000 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to the Underwriters at a price of $17.25 per share. Pursuant to the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 862,500 shares (together with the Underwritten Shares, the “Shares”) of Common Stock from the Company at the same price per share as the Underwritten Shares, which the Underwriters have exercised in full. The offering is expected to close on November 14, 2024, subject to customary closing conditions.

The Company estimates that the net proceeds from this offering, after deducting underwriting discounts and commissions and before other offering expenses payable by the Company, will be approximately $108.1 million based on the Underwriters’ exercise of their option in full. The Company intends to use the net proceeds from the offering for working capital, capital expenditures and other general corporate purposes, which may include acquisitions.

The offer and sale of the Shares sold in the offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-283149), which became effective upon filing on November 12, 2024. The offer and sale of the Shares in the offering are described in the Company’s prospectus constituting a part of the registration statement, as supplemented by a final prospectus supplement, dated November 12, 2024.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties.

The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the issuance and sale of Common Stock in the offering is attached as Exhibit 5.1 to this report.

Item 8.01. Other Events.

On November 12, 2024, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Document
1.1	Underwriting Agreement, dated November 12, 2024, by and among the Company and the Representatives
5.1	Opinion of Willkie Farr & Gallagher LLP
23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5.1)
99.1	Press release dated November 12, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
Name:	Anil Doradla
Title:	Chief Financial Officer